UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FINGERMOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0077155
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1460 Broadway New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

2023 STOCK INCENTIVE PLAN
(Full title of the plan)

United Corporate Services, Inc.
874 Walker Rd., Ste. C, Dover, DE 19904
(Name and address of agent for service)

Tel: (877) 734-8300
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated file ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed to register an aggregate of 9,000,000 shares of common stock of FingerMotion, Inc. (the “Company” or the “Registrant”) issuable pursuant to awards granted under the Company’s 2023 Stock Incentive Plan (the “2023 Stock Incentive Plan”), and pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of common stock that become issuable under the 2023 Stock Incentive Plan by reason of any stock dividend, stock split, or other similar transaction.

I-2

Part I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants, as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the United State Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended February 28, 2022 filed with the Commission on May 31, 2022;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2022 filed with the Commission on July 15, 2022;

(c)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2022 filed with the Commission on October 17, 2022;

(d)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2022 filed with the Commission on January 17, 2023;

(e)	the Registrant’s Current Report on Form 8-K filed with the Commission on March 30, 2022;

(f)	the Registrant’s Current Report on Form 8-K filed with the Commission on April 27, 2022;

(g)	the Registrant’s Current Report on Form 8-K filed with the Commission on May 5, 2022;

(h)	the Registrant’s Current Report on Form 8-K filed with the Commission on June 1, 2022;

(i)	the Registrant’s Current Report on Form 8-K filed with the Commission on June 7, 2022;

(j)	the Registrant’s Current Report on Form 8-K filed with the Commission on July 18, 2022;

(k)	the Registrant’s Current Report on Form 8-K filed with the Commission on August 11, 2022;

(l)	the Registrant’s Current Report on Form 8-K filed with the Commission on August 15, 2022;

(m)	the Registrant’s Current Report on Form 8-K filed with the Commission on August 23, 2022;

(n)	the Registrant’s Current Report on Form 8-K filed with the Commission on October 12, 2022;

(o)	the Registrant’s Current Report on Form 8-K filed with the Commission on October 18, 2022;

(p)	the Registrant’s Current Report on Form 8-K filed with the Commission on October 20, 2022;

(q)	the Registrant’s Current Report on Form 8-K filed with the Commission on October 25, 2022;

(r)	the Registrant’s Current Report on Form 8-K filed with the Commission on October 31, 2022;

(s)	the Registrant’s Current Report on Form 8-K filed with the Commission on November 4, 2022;

(t)	the Registrant’s Current Report on Form 8-K filed with the Commission on November 22, 2022;

(u)	the Registrant’s Current Report on Form 8-K filed with the Commission on November 28, 2022;

(v)	the Registrant’s Current Report on Form 8-K filed with the Commission on December 9, 2022;

(w)	the Registrant’s Current Report on Form 8-K filed with the Commission on December 20, 2022;

(x)	the Registrant’s Current Report on Form 8-K filed with the Commission on December 27, 2022;

(y)	the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on January 6, 2023;

(z)	the Registrant’s Current Report on Form 8-K filed with the Commission on January 17, 2023;

(aa)	the Registrant’s Current Report on Form 8-K filed with the Commission on February 21, 2023;

(bb)	the Registrant’s Current Report on Form 8-K filed with the Commission on February 22, 2023; and

(cc)	the description of the Registrant’s common stock set forth under the caption “Description of Capital Stock” in the prospectus that constitutes a part of the Registrant’s registration statement on Form S-1 (File No. 333-196503) filed with the Commission on June 4, 2014, as amended on June 18, 2014.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof commencing on the respective dates on which such documents are filed. Notwithstanding the foregoing, unless specifically stated to the contrary in such filing, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise be included in or deemed to be a part of, this Registration Statement.

Any statement contained in a document incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed incorporated herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

No expert or counsel named in this Registration Statement as having prepared or certified any part of this Registration Statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our Company, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Item 6.	Indemnification of Directors and Officers.

Under the General Corporation Law of the State of Delaware, the Registrant can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Registrant’s bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The Registrant is not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of the Registrant in the performance of his or her duties as a director or officer. The Registrant is required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the Registrant’s bylaws or otherwise.

The Registrant has an insurance policy covering its directors and officers, within the limits and subject to the limitations of the policy, with respect to certain liabilities arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

Exhibit Number	Description of Exhibit
4.1	2023 Stock Incentive Plan*
5.1	Legal Opinion of McMillan LLP*
23.1	Consent of McMillan LLP(1)
23.2	Consent of Centurion ZD CPA & Co.*
24.1	Power of Attorney (included in signature page)
107	Filing fee table*

Notes:

*	Filed herewith.

(1)	Included in Exhibit 5.1.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia on the 28th day of February, 2023.

FINGERMOTION, INC.

By:	/s/ Martin J. Shen
Martin J. Shen
President and CEO (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin J. Shen as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Martin J. Shen
Martin J. Shen	President and Chief Executive Officer (Principal Executive Officer)	February 28, 2023

/s/ Yew Hon Lee
Yew Hon Lee	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 28, 2023

/s/ Yew Poh Leong
Yew Poh Leong	Director	February 28, 2023

/s/ Michael Chan
Michael Chan	Director	February 28, 2023

/s/ Hsien Loong Wong
Hsien Loong Wong	Director	February 28, 2023

/s/ Eng Ho Ng
Eng Ho Ng	Director	February 28, 2023